                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. 1)

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:


/X/  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                            THE TRANZONIC COMPANIES
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     XXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
               Not Applicable

     (2) Aggregate number of securities to which transaction applies:
               Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

     (4) Proposed maximum aggregate value of transaction:
               Not Applicable

     (5) Total fee paid:
               Not Applicable


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
               Not Applicable

     (2) Form, Schedule or Registration Statement No.:
               Not Applicable

     (3) Filing Party:
               Not Applicable

     (4) Date Filed:
               Not Applicable

                            THE TRANZONIC COMPANIES
                            30195 CHAGRIN BOULEVARD
                            PEPPER PIKE, OHIO 44124

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     Notice is hereby given that the Annual Meeting of Shareholders of The Tranzonic Companies will be held at the Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio, on Friday, June 28, 1996, at 10:30 A.M., local time, for the purpose of considering and acting upon:


     1. The election of three Class II Directors;


     2. A proposal to convert the Class B Common Shares to Class A Common Shares and to amend the Amended Articles of Incorporation to (i) eliminate the Class B Common Shares, (ii) rename the Class A Common Shares as Common Shares, and (iii) provide that the number of authorized Common Shares shall be 12,000,000;


     3. The selection of independent auditors for the fiscal year ending February 28, 1997; and

     4. The transaction of any other business which properly may come before the meeting and any adjournments thereof.

     Holders of Class A Common Shares and Class B Common Shares of The Tranzonic Companies of record at the close of business on May 9, 1996 are entitled to vote at the Annual Meeting and any adjournments thereof.

                                            By order of the Board of Directors

                                                      JAMES H. BERICK
                                                         Secretary
Cleveland, Ohio

June  ___  , 1996


SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY(IES) IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU HOLD CLASS A COMMON SHARES AND CLASS B COMMON SHARES, PLEASE RETURN BOTH PROXIES.

                                                               June  ___  , 1996


                            THE TRANZONIC COMPANIES
                            30195 CHAGRIN BOULEVARD
                            PEPPER PIKE, OHIO 44124

                                PROXY STATEMENT


     The accompanying proxies are solicited by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on June 28, 1996 and any adjournments thereof.



     Holders of Class A Common Shares and Class B Common Shares of record at the close of business on May 9, 1996 (the record date) will be entitled to vote at the Annual Meeting. At that date the Corporation had issued and outstanding 2,183,603 Class A Common Shares without par value and 1,313,585 Class B Common Shares without par value. Only Class B Common Shares are entitled to vote in the election of the Corporation's Class II Directors, as described below. Except as hereinafter described in respect of the election of Directors, (i) each Class A Common Share is entitled to one vote on all matters properly coming before the Annual Meeting, and each Class B Common Share is entitled to one-tenth (1/10th) of one vote on all matters properly coming before the Annual Meeting, (ii) Class A Common Shares and Class B Common Shares shall vote together as a single class on all matters properly coming before the Annual Meeting, and (iii) an aggregate of at least 1,748,595 Class A Common Shares and Class B Common Shares must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.



     This Proxy Statement and the accompanying form of proxy were first mailed to Shareholders on June ___ , 1996.


                             ELECTION OF DIRECTORS

     The Corporation's Board of Directors currently consists of nine (9) persons, divided into three classes (Classes I, II and III) consisting of three Directors each. Only Class A Common Shares are entitled to vote for Directors in Classes I and III and only Class B Common Shares are entitled to vote for Directors in Class II.

     At this Annual Meeting, Class II Directors are to be elected for a term expiring at the 1999 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The Board of Directors has designated the three (3) persons first named in the table below as nominees for Director for such term. Each of the nominees presently is a Director.


     Pursuant to the Articles of Incorporation of the Corporation, as amended, and in accordance with the procedures established by the American Stock Exchange, the holders of Class B Common Shares are entitled to vote separately as a class for the election of three Class II Directors. At least 656,793 Class B Common Shares of the Corporation must be represented at the meeting in person or by proxy in order to constitute a quorum for the election of such Directors. The holders of Class A Common Shares are not entitled to vote in the election of Class II Directors.


     Unless a holder of Class B Common Shares requests that voting of his or her proxy be withheld for the nominees for election as Class II Directors in accordance with the instructions set forth on such proxy, it presently is intended that Class B Common Shares represented by proxies solicited hereby will be voted for the election as Class II Directors of the nominees designated by the Board of Directors. All nominees have consented to being named in this Proxy Statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination or to serve as a Director, an event which the Board of Directors does not now expect, the persons voting the Class B Common Shares represented by proxies solicited hereby may either vote such shares for a substitute nominee for such class or for a reduced number of nominees, as they may deem advisable.


     In the event holders of Class B Common Shares shall have the right to cumulate their voting power for the election of Directors (see GENERAL INFORMATION -- CUMULATIVE VOTING), the persons voting the Class B Common Shares represented by proxies solicited hereby shall have the right to cumulate such voting power as they possess and to distribute their votes among the three nominees designated for election by the holders of Class B Common Shares, as they see fit. Cumulative voting permits a holder of Class B Common Shares to give one nominee a number of votes equal to the number of Directors to be elected by the holders of Class B Common Shares multiplied by the number of Shares the Shareholder may vote, or a holder of Class B Common Shares may distribute votes on the same principle among two or three nominees.

     The information concerning the nominees set forth in the following table is based in part on information received from the respective nominees and in part on the Corporation's records:

                                                              PRINCIPAL OCCUPATION                     FIRST
     NAME OF NOMINEE             AGE AS OF                   DURING PAST FIVE YEARS                   BECAME
       OR DIRECTOR              MAY 9, 1996               AND OTHER DIRECTORSHIPS HELD               DIRECTOR
- -------------------------    -----------------     -------------------------------------------    ---------------
NOMINEES TO SERVE UNTIL 1999 ANNUAL MEETING OF SHAREHOLDERS (CLASS II)

Joseph A. Campanella+++              53            Executive Vice President of Star Banc Cor-          1979
                                                   poration (bank holding company) since 1991.
                                                   Previously, President of Star Bank, N.A.,
                                                   Cleveland from 1988 until 1991.

Thomas S. Robertson+++               53            Sainsbury Professor of Marketing, London            1989
                                                   Business School since 1994. Prior thereto,
                                                   Chairperson of the Department of Market-
                                                   ing, The Wharton School, University of
                                                   Pennsylvania, from 1988 until 1994.

Steven W. Percy+++                   49            President of BP Oil Company and Executive           1994
                                                   Vice President of BP America Inc. since
                                                   1992. Previously, Chief Executive Officer
                                                   of BP Finance International (a division of
                                                   BP International Ltd.), and Group Treasurer
                                                   of The British Petroleum Company, p.l.c.,
                                                   from 1989 until 1992.

DIRECTORS CONTINUING IN OFFICE UNTIL 1998 ANNUAL MEETING OF SHAREHOLDERS (CLASS I)

James H. Berick+++                   63            Chairman of Berick, Pearlman & Mills Co.,           1970
                                                   L.P.A., Cleveland, Ohio (attorneys) and
                                                   Secretary of the Corporation. Also, Presi-
                                                   dent and Treasurer of Realty ReFund Trust
                                                   (real estate investment trust) and Presi-
                                                   dent and Treasurer of Mid-America ReaFund
                                                   Advisors, Inc. (its advisor) since January,
                                                   1990. Mr. Berick is a Director of MBNA
                                                   Corporation and A. Schulman, Inc. and a
                                                   Trustee of The Town and Country Trust and
                                                   Realty ReFund Trust.

                                                              PRINCIPAL OCCUPATION                     FIRST
     NAME OF NOMINEE             AGE AS OF                   DURING PAST FIVE YEARS                   BECAME
       OR DIRECTOR              MAY 9, 1996               AND OTHER DIRECTORSHIPS HELD               DIRECTOR
- -------------------------    -----------------     -------------------------------------------    ---------------
Robert S. Reitman*()                 62            Chief Executive Officer, Chairman of the            1960
                                                   Board of Directors and President of the
                                                   Corporation. Mr. Reitman is a Director of
                                                   Weirton Steel Corporation.

Sylvia K. Reitman                    58            Investor, Cleveland, Ohio.                          1989

DIRECTORS CONTINUING IN OFFICE UNTIL 1997 ANNUAL MEETING OF SHAREHOLDERS (CLASS III)

David J. Golden*()                   63            Senior Vice President of the Corporation.           1958

Morton L. Reitman*()                 59            Executive Vice President of the Corpora-            1973
                                                   tion.

James C. Spira                       53            Managing Partner, Diamond Technology                1991
                                                   Partners (management consultants), since
                                                   November 1995. Previously Group Vice
                                                   President of the Corporation, from 1991 un-
                                                   til 1995.


- ---------------

+ Member of the Compensation Committee.

++ Member of the Audit Committee.

* Member of the Executive Committee.

() Member of the Pension Committee.


     The functions performed by the Audit Committee of the Board of Directors include: (i) recommending to the Board of Directors the appointment of a firm of independent auditors to examine the books and accounts of the Corporation and its subsidiaries; (ii) reviewing with the independent auditors the scope of their work; (iii) reviewing with the Corporation's management matters related to the examination and to the Corporation's accounting procedures; (iv) reviewing with the independent auditors compliance with the record keeping and internal control requirements of the Foreign Corrupt Practices Act of 1977; (v) reviewing with the independent auditors and approving each non-audit service performed or proposed to be performed by the independent auditors, as well as the relationship of audit to non-audit fees; and (vi) considering the effect of the various non-audit services upon the independence of the auditors. The Audit Committee held two meetings during the year ended February 29, 1996.

     The functions performed by the Compensation Committee of the Board of Directors include making recommendations to the Board of Directors concerning compensa-tion policies, salaries and other forms of compensation for management and other employees of the Corporation and its subsidiaries. The Compensation Committee held two meetings during the year ended February 29, 1996.

     The Board of Directors does not have a Nominating Committee.

     The Board of Directors held four meetings during the year ended February 29, 1996. All incumbent Directors attended all of the meetings of the Directors and any committees thereof on which they served during the year.

CERTAIN RELATIONSHIPS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

     David J. Golden and Sylvia K. Reitman are brother and sister. Sylvia K. Reitman is the wife of Robert S. Reitman. Robert S. Reitman and Morton L. Reitman are brothers. Alayne L. Reitman, Vice President -- Finance and Treasurer of the Corporation, is the daughter of Robert S. Reitman and Sylvia K. Reitman.

     James H. Berick, Secretary and Director, is Chairman of the law firm Berick, Pearlman & Mills Co., L.P.A., which is retained by the Corporation as legal counsel.

COMPENSATION OF DIRECTORS

     Each Director who is not an employee of the Corporation receives an annual Director's fee of $12,000, plus $850 for attendance at each meeting of the Board or any Committee. In addition, if such a Director elects to have his compensation deferred and invested in Class B Common Shares pursuant to the Corporation's Deferred Compensation Plan for Non-Employee Directors, then each such Director receives, in Class B Common Shares, an additional amount equal to 25% of the amount so deferred and invested.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Corporation's compensation program is administered by the Compensation Committee, which consists exclusively of non-employee Directors. This compensation program is designed and administered to align the interests of the Corporation's executive officers and its other key employees with that of the Corporation's Shareholders, to link compensation to the performance of the Corporation as well as to individual contributions and to provide compensation at a level which is competitive in the marketplace so that the Corporation can continue to attract, motivate, and retain qualified management.

     The Corporation's compensation program for its executive officers (including the named executive officers) and certain other key employees consists of an annual salary, bonus (in some instances) and a long-term incentive represented by stock options and, in some instances, deferred compensation. The policies in respect of each of these elements, as well as the basis for determining the compensation of the Chairman of the Board and Chief Executive Officer, Mr. Robert S. Reitman (the "CEO"), are described below.

     The Compensation Committee establishes annual salaries to be competitive with the marketplace and to reflect the varying levels of responsibilities of the CEO and the other executive officers. Such salaries are based, in part, on information provided to the Corporation by independent compensation consultants.

     The services of independent compensation consultants also are used by the Corporation in respect of surveying compensation levels and trends in industry generally and in respect of structuring the bonus component of the compensation of the CEO and the other executive officers. For the Corporation's executive officers, annual bonuses are based upon an evaluation of their respective division's actual performance against its business plan. Assuming that performance levels are achieved, the bonus paid is a predetermined percentage of the division's pretax profits. In the event that predetermined standards are not achieved, bonuses are subject to reduction. In addition to earnings performance, the Compensation Committee evaluates other managerial achievements of the Corporation's executive officers as a component of bonus awards.

     The Compensation Committee determines the annual bonus of the CEO based upon the Corporation's sales, pretax income and return on investment (collectively, the "Corporation Components") as well as upon a subjective factor designed to reward individual performance independent of the Corporation Components. The CEO's bonus is determined in part based upon the Corporation's attaining certain threshold, target and maximum Corporation Component levels, which levels are established based upon a Board-approved business plan for the Corporation. The CEO's fiscal 1996 bonus was determined by weighting the Corporation Components as follows: 45% of his 1996 bonus was based upon the levels of Corporation Components achieved (each bearing equal weight) and 55% was determined subjectively based upon the CEO's overall contributions to the Corporation.

     Stock options are awarded to the Corporation's executive officers in accordance with plans approved by the Shareholders. During the fiscal year ended February 29, 1996, options were available for grant only under the Corporation's 1995 Incentive

Stock Option Plan (The "1995 Plan"). Subject to certain limitations and based upon management input, the Compensation Committee determines the persons to whom options will be granted and the numbers of shares to be represented by such options. In general, the Compensation Committee has awarded options based upon the individual's position with the Corporation and potential contribution to corporate profitability. The 1995 Plan provides for the granting of incentive stock options for Class B Common Shares, the option price of which may not be less than 100% of the fair market value of such shares on the date of grant. However, in the case of an optionee who owns or is deemed to own shares of the Corporation representing more than 10% of the total voting power of all classes of the Corporation's shares at the time an option is granted (currently the CEO and two other executive officers), the option price may not be less than 110% of the fair market value of such shares on the date of grant. During the fiscal year ended February 29, 1996, stock options were granted under the 1995 Plan to the named executive officers in amounts indicated later in this Proxy Statement. It is the intention of the Compensation Committee that such grants constitute an additional tie between the Corporation's performance and executive compensation while further aligning the common long-term interests of the Corporation's executive officers and its Shareholders.

     Stock options also have been granted to certain executive officers pursuant to their employment agreements with the Corporation (one of which employment agreements now is terminated). Such options were designed to tie the interests of such executive officers, as new employees of the Corporation, to the interest of the Corporation's Shareholders and to retain those executive officers by linking the exercisability of their options to their continued employment with the Corporation.

     In addition, the Corporation has adopted for many of its employees various benefit plans in which the executive officers are permitted to participate, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.
                                       The Compensation Committee:

                                       James H. Berick, Chairman
                                       Joseph A. Campanella
                                       Thomas S. Robertson
                                       Steven W. Percy

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid by the Corporation or its subsidiaries during the Corporation's last three fiscal years to the Corporation's Chief Executive Officer and each of the six most highly compensated executive officers (as measured by salary and bonus) whose aggregate salary and bonus during the fiscal year ended February 29, 1996, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG
                                                                                       TERM
                                                                                     COMPEN-
                                                    ANNUAL COMPENSATION               SATION
                                           -------------------------------------     --------
                                                                         OTHER
                                                                        ANNUAL        AWARDS      ALL OTHER
                                                                        COMPEN-      --------      COMPEN-
           NAME AND             FISCAL     SALARY(1)       BONUS       SATION(2)     OPTIONS       SATION
      PRINCIPAL POSITION         YEAR         ($)           ($)           ($)          (#)           ($)
- ------------------------------  -------    ---------     ---------     ---------     --------     ---------
Robert S. Reitman,               1996       424,208         89,987           --        2,500       137,156(3)
  Chief Executive Officer,       1995       407,819        192,531       23,618        2,500       133,312
  Chairman of the Board of       1994       388,419        100,000           --        9,500       114,090
  Directors and President

Morton L. Reitman,               1996       355,535             --       53,250        2,400        31,109(3)
  Executive Vice President       1995       298,893        122,800           --        2,400        26,115
                                 1994       276,677         55,000           --        2,600        24,645

Richard J. Sims,                 1996       217,062        169,305           --        2,400         4,011(3)
  Vice President                 1995       200,712        116,000(4)        --        2,000         3,967
                                 1994       185,654         70,480           --        2,000         5,051

James C. Spira,                  1996       181,042             --           --        2,400         3,724(3)
  Group Vice President(5)        1995       261,619             --           --        2,200         5,352
                                 1994       248,968             --           --        2,400         7,176

James L. Glenn,                  1996       159,538         11,130       25,000(6)     1,000         1,342(3)
  Vice President(6)              1995       152,550             --       23,888        1,000        66,718
                                 1994       144,700         20,000           --        1,000           842

Dennis H. Kelly,                 1996       123,600         79,936        4,250        1,000         3,618(3)
  Vice President                 1995       117,415         59,430           --        1,000         3,595
                                 1994       109,904         33,100           --        1,000         3,038

- ---------------

(1) Includes amounts deferred pursuant to the Corporation's Salary Savings and Profit Sharing Plan (the "Defined Contribution Plan"), a defined contribution plan under Section 401(k) of the Internal Revenue Code.


(2) Except as otherwise noted, includes the net value (market value less exercise price) realized in respect of Class A Common Shares and/or Class B Common Shares purchased from the Corporation pursuant to exercise of stock options.

(3) Includes (a) Corporation payments of premiums for long-term disability insurance: Messrs. Robert S. Reitman, Morton L. Reitman and Sims $743 each; Mr. Spira $510; Mr. Glenn $588; and Mr. Kelly $456, (b) Corporation contributions under the Defined Contribution Plan: Mr. Robert S. Reitman $2,949; Mr. Morton L. Reitman $2,897; Mr. Spira $2,294; Mr. Sims $3,267; Mr.
    Glenn $754; and Mr. Kelly $3,163, (c) Corporation payments of premiums for life insurance: Mr. Morton L. Reitman $5,700, (d) amounts accrued under deferred compensation agreements: Mr. Robert S. Reitman $132,084; and Mr. Morton L. Reitman $21,768, and (e) Corporation payments of parking fees: Mr. Robert S. Reitman $1,380 and Mr. Spira $920.

(4) The final calculation of Mr. Sim's fiscal 1995 bonus resulted in a higher bonus than that reported in the Corporation's Proxy Statement dated May 12, 1995, which was calculated based upon figures available at that time.

(5) Mr. Spira's employment with the Corporation as an executive officer terminated effective October 31, 1995. The 1996 compensation figures for Mr. Spira reflect the period from March 1, 1995 through October 31, 1995.

(6) Mr. Glenn's employment with the Corporation terminated at the end of March, 1996 in connection with the Corporation's sale of its housewares division. Mr. Glenn was paid $25,000 in respect of such termination.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options during fiscal year 1996 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                            POTENTIAL
                           ------------------------------------------------------    REALIZABLE VALUE AT
                                           % OF TOTAL                                  ASSUMED ANNUAL
                                             OPTIONS                                   RATES OF STOCK
                                           GRANTED TO       EXERCISE                 PRICE APPRECIATION
                            OPTIONS       EMPLOYEES IN      OR BASE       EXPIR-     FOR OPTION TERM(3)
                           GRANTED(1)        FISCAL          PRICE        ATION      -------------------
         NAME                 (#)            YEAR(2)         ($/SH)        DATE        5%          10%
- -----------------------    ----------     -------------     --------     --------    -------     -------
Robert S. Reitman             2,500            6.54%         $16.02       2/29/00    $11,075     $24,450
Morton L. Reitman             2,400            6.27%         $14.56       2/28/05    $21,984     $55,680
James C. Spira                2,400            6.27%         $14.56       2/28/05    $21,984     $55,680
Richard J. Sims               2,400            6.27%         $14.56       2/28/05    $21,984     $55,680
James L. Glenn                1,000            2.61%         $14.56       2/28/05    $ 9,160     $23,200
Dennis H. Kelly               1,000            2.61%         $14.56       2/28/05    $ 9,160     $23,200


- ---------------

(1) All options are for Class B Common Shares and were granted pursuant to the Corporation's 1995 Incentive Stock Option Plan. Such options become exercisable on March 1, 1998.

(2) Based upon an aggregate of 38,250 options granted to all employees in 1995.


(3) The potential realizable values illustrated at 5% and 10% compound annual appreciation assume that the price of the Corporation's Class B Common Shares increases from $14.56 per share to $23.72 and $37.76 per share, respectively, over the 10-year term of the options which were granted to all named executive officers other than Robert S. Reitman. If those named executive officers realize those values, the Corporation's Shareholders will realize aggregate appreciation in the price of the 1,313,585 Class B Common Shares of the Corporation outstanding of approximately $12,032,439 or $30,475,172, respectively, over the same period.


     The following table contains information concerning stock option exercises during fiscal year 1996 by the named executive officers and the value of their unexercised options at February 29, 1996.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR AND FISCAL YEAR-END VALUES

                                                                 NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                                   OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS
                                                                      YEAR-END (#)          AT FISCAL YEAR-END ($)
                                                                 ----------------------     ----------------------
                         SHARES ACQUIRED      VALUE REALIZED          EXERCISABLE/               EXERCISABLE/
        NAME             ON EXERCISE (#)           ($)               UNEXERCISABLE              UNEXERCISABLE
- ---------------------    ----------------    ----------------    ----------------------     ----------------------
Robert S. Reitman              None                None          Class B: 4,000/14,500      Class B: 0/0
Morton L. Reitman         Class A: 3,000     Class A: 36,000     Class A: 6,300/0           Class A: 31,225/0
                          Class B: 1,500     Class B: 17,250     Class B: 13,450/7,400      Class B: 19,363/0
James C. Spira                 None                None          Class B: 34,000/0          Class B: 0/0
Richard J. Sims                None                None          Class B: 12,000/26,000     Class B: 0/0
James L. Glenn                 None                None          Class B: 3,200/3,000       Class B: 0/0
Dennis H. Kelly           Class B: 2,000      Class B: 4,250     Class B: 5,200/3,000       Class B: 750/0

PERFORMANCE GRAPH

     The following graph compares total Shareholder returns in respect of the Corporation's Class A Common Shares ("TNZA") and Class B Common Shares ("TNZB") over the last five fiscal years to the American Stock Exchange Index ("AMEX") and the American Stock Exchange Consumer Goods Index ("AMEX Consumer Goods"). Total return values for AMEX, AMEX Consumer Goods, TNZA and TNZB were calculated based upon market weighting at the beginning of the period and include reinvestment of dividends. The Shareholder returns shown on the graph below are not necessarily indicative of future performance.

     The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference and otherwise shall not be deemed filed under such Acts.

                                                     DOLLARS

      Measurement Period                                                           AMEX Con-
    (Fiscal Year Covered)            TNZA            TNZB            AMEX         sumer Goods
2/28/91                               100             100             100             100
2/29/92                               192             169             120             157
2/28/93                               174             183             118             158
2/28/94                               131             140             136             186
2/28/95                               173             193             131             175
2/29/96                               128             152             162             209

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     In 1990, the Corporation entered into employment agreements with Robert S. Reitman and Morton L. Reitman. Robert S. Reitman's employment agreement, which expires in June 1997, currently provides for an annual salary of $425,000, which salary may be reviewed periodically by the Compensation Committee to determine if the same should be increased. Robert S. Reitman's employment agreement also provides for payment to Mr. Reitman of an annual incentive based upon certain performance criteria, the maximum of which amount shall be not less than $160,000, and for certain disability benefits.

     Morton L. Reitman's employment agreement with the Corporation, which expires in June 1996, currently provides for an annual salary of $303,000, which salary may be reviewed periodically by the Compensation Committee to determine if the same should be increased, and for certain disability benefits. Morton L. Reitman also has a consultant agreement with the Corporation providing for payment to Mr. Reitman for consulting services in the amount of $72,000 per year, for a term of three years commencing upon the termination of his employment.

     In 1991, the Corporation entered into an employment agreement with James C. Spira. Mr. Spira's employment agreement, which terminated October 31, 1995, provided for an annual salary of $273,000. In addition, pursuant to Mr. Spira's employment agreement, the Corporation granted to Mr. Spira options to purchase 70,000 Class B Common Shares of the Corporation, the exercise price of which options is $14.50, the fair market value of such shares on the date of the grant. 34,000 of the options became exercisable prior to the termination of Mr. Spira's employment and Mr. Spira may exercise such options until February 29, 2000. Mr. Spira's remaining 36,000 unvested options expired on October 31, 1995.

     In March 1995, a wholly-owned subsidiary of the Corporation entered into an employment agreement with Mr. Dennis H. Kelly. Mr. Kelly's employment agreement, which expires in February 1998, currently provides for an annual salary of $124,000 plus incentives based upon performance.

     The Corporation also has deferred compensation agreements with certain key employees which provide for benefits for a term of 10 years following retirement, disability or death. These benefits vary according to the employee's corporate responsibility and the age of the employee at the date of such event. The ranges of annual benefits under the deferred compensation agreements for Messrs. Robert S. Reitman and Morton L. Reitman during the first five years of said term are $34,800 to $68,400 and $15,600 to $36,600, respectively. The amount of benefits payable to such executive officers during the second five years of the term is 75% of the benefit payable during the first five years.

     The benefits payable to Messrs. Robert S. Reitman and Morton L. Reitman under the deferred compensation agreements will be replaced with the benefits payable to them under the Corporation's 1992 Supplemental Benefit Plan (the "Supplemental Benefit Plan") upon the vesting of each such individual's rights in that plan. Vesting under the Supplemental Benefit Plan does not occur unless and until that individual has been a participant in the plan for 10 years or has attained age 65, whichever first occurs; provided, however, that a participant who becomes disabled or dies shall be vested after six years of employment by the Corporation. In addition, in the event that effective control of the Corporation changes from that management in control at the date of adoption of the Supplemental Benefit Plan, all participants immediately vest in the plan benefits. Under the Supplemental Benefit Plan, Messrs. Robert S. Reitman and Morton L. Reitman will receive $140,000 and $60,000, respectively, in annual benefits for a term of 15 years following their retirement, death or disability. In the event that either individual's rights under the Supplemental Benefit Plan fail to vest, then the benefits under the deferred compensation agreements remain payable to such non-vested individual.

                 BENEFICIAL OWNERSHIP OF CLASS A COMMON SHARES
                           AND CLASS B COMMON SHARES


     The following tables, together with the accompanying footnotes, describe the beneficial ownership of the Corporation's Class A Common Shares and Class B Common Shares as of May 9, 1996 (except as otherwise indicated) of (1) each person who was known to the Corporation to be the beneficial owner of more than five percent of the total Shares of either class issued and outstanding on such date, (2) each current Director and nominee for election as Director, as well as all executive officers and Directors as a group and (3) all Shareholders, other than Current Directors, nominees and executive officers, as a group. In addition, the following tables set forth the aggregate voting power of each of the aforementioned persons both prior to the proposed conversion of Class B Common Shares into Class A Common Shares (see the proposal commencing on Page 19 of this proxy statement) and after giving effect to such conversion. Except as otherwise indicated, the share figures shown below are based upon information supplied by the named individuals and group members described in the tables and the Corporation's records.

     As used in the tables, a person is deemed to be the beneficial owner of all shares in respect of which such person has or shares voting or investment power (regardless of whether such individual is entitled to receive any economic benefits derived from such shares). As used herein, "voting power" means the power to vote, or to direct the voting of, shares and "investment power" means the power to dispose of, or to direct the disposition of, shares. Also, included are shares which were not owned on May 9, 1996 but which can be acquired within 60 days after that date.

     As indicated specifically in the footnotes to the tables, certain Class A Common Shares and Class B Common Shares included for the named individuals in each table below are deemed to be beneficially owned by more than one of such named individuals and, as a result, have been so reported. Certain individuals listed in the tables have disclaimed beneficial ownership with respect to some of the Shares disclosed as beneficially owned under the definition set forth above.

               BENEFICIAL OWNERSHIP OF MORE THAN FIVE PERCENT OF
                CLASS A COMMON SHARES AND CLASS B COMMON SHARES


                                              AMOUNT AND NATURE OF BENEFICIAL                                       PRO FORMA
                                                    OWNERSHIP BY CLASS                                              AGGREGATE
                                   -----------------------------------------------------                              VOTES
                                    CLASS A                      CLASS B                        AGGREGATE            ASSUMING
      NAME AND ADDRESS OF           COMMON       PERCENT OF      COMMON       PERCENT OF          VOTES             CONVERSION
       BENEFICIAL OWNER             SHARES         CLASS        SHARES(1)       CLASS             /% (2)              /%(3)
- -------------------------------    ---------     ----------     ---------     ----------     ----------------    ----------------
David J. Golden                      864,337        39.6%        435,668         33.2%          907,903.8           1,300,005
  30195 Chagrin Boulevard             (4)(5)                       (5)(6)                    /39.2%(4)(5)(6)     /37.2%(4)(5)(6)
  Pepper Pike, Ohio 44124
Robert S. Reitman                    863,651        39.6%        443,295         33.7%          907,980.5           1,306,946
  30195 Chagrin Boulevard                (7)                          (7)                       /39.2%(7)           /37.4%(7)
  Pepper Pike, Ohio 44124
Sylvia K. Reitman                    863,651        39.6%        443,295         33.7%          907,980.5           1,306,946
  30195 Chagrin Boulevard             (5)(8)                       (5)(8)                      /39.2%(5)(8)        /37.4%(5)(8)
  Pepper Pike, Ohio 44124
Estate of Miriam G. Golden           383,662        17.6%        191,831         14.6%          402,845.1            575,493
  David J. Golden and                    (9)                          (9)                       /17.4%(9)           /16.5%(9)
  Sylvia K. Reitman,
  Co-executors
  30195 Chagrin Boulevard
  Pepper Pike, Ohio 44124
Dimensional Fund                     132,400         6.1%         69,150          5.3%          139,315.0            201,550
  Advisors Inc.                         (10)                         (10)                       /6.0%(10)           /5.8%(10)
  1299 Ocean Avenue,
  Suite 650
  Santa Monica,
  California 90401
Lazard Freres & Co.                  108,618         5.0%         79,592          6.1%          116,577.2            188,210
  One Rockefeller Plaza                 (11)                         (11)                       /5.0%(11)           /5.4%(11)
  New York, New York 10020


- ---------------


 (1) Each Class A Common Share is convertible into one Class B Common Share. Class B Common Shares issuable upon such conversion are not included.



 (2) Aggregate Class A Common Share and Class B Common Share voting power, expressed as a number of votes and as a percentage of total available votes (based upon 2,183,603 Class A votes and 131,358.5 Class B votes, aggregating 2,314,961.5 votes), of the respective named Shareholders. The figures shown reflect one vote for each Class A Common Share and 1/10th of one vote for each Class B Common Share held by each such named Shareholder. The figures shown do not take into account that the Class A Common shares and Class B Common Shares vote for separate classes of Directors and, therefore, are not aggregated for that purpose.

 (3) Pro forma voting power, expressed as a number of votes and as a percentage of total available votes (based upon an aggregate of 3,497,188 votes), of the respective named Shareholders, after giving effect to the proposed conversion of each Class B Common Share into one Class A Common Share, as described in the proposal commencing on page 19 of this proxy statement. The figures shown reflect one vote for each Common Share which would be held by each such named Shareholder subsequent to the proposed conversion.



 (4) Includes 7,700 Class A Common Shares held as trustee for the benefit of Mr. Golden's son.



 (5) Includes 383,662 Class A Common Shares or 191,831 Class B Common Shares, as applicable, in respect of which David J. Golden and Sylvia K. Reitman share voting and dispositive power as co-executors of the estate of Miriam G. Golden; and 133,529 Class A Common Shares or 66,764 Class B Common Shares, as applicable, in respect of which David J. Golden and Sylvia K. Reitman, acting in concert, share the right to direct the voting and disposition pursuant to the terms of the Louis B. Golden Insurance Trust u/a/d October 20, 1980.



 (6) Includes 3,500 Class B Common Shares which are not owned, but can be purchased within 60 days upon the exercise of options granted under the Corporation's 1989 Incentive Stock Option Plan (the "1989 Plan"). Also includes 3,850 Class B Common Shares held as trustee for the benefit of Mr. Golden's son.



 (7) Includes 268,906 Class A Common Shares and 134,453 Class B Common Shares, as applicable, owned by Sylvia K. Reitman, Mr. Reitman's wife, and the Class A Common Shares and Class B Common Shares, as applicable, described in Note (5), above, as to all of which shares Mr. Reitman disclaims beneficial ownership.



 (8) Includes 77,554 Class A Common Shares or 50,247 Class B Common Shares, as applicable, owned by Robert S. Reitman, Mrs. Reitman's husband, as to which shares Mrs. Reitman disclaims beneficial ownership.



 (9) The estate of Miriam G. Golden is the record owner of the Shares shown; however, the co-executors each are deemed to own beneficially all of such Shares, as reported above.



(10) Information based solely upon Schedules 13G filed by such shareholder with the Securities and Exchange Commission in January, 1995. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 132,400 Class A Common Shares and 69,150 Class B Common Shares, as applicable, as of December 31, 1994, all of which Shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, in series of the DFA Investment Trust Company, a Delaware business trust, or in the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all of such Shares.



(11) Information based solely upon Schedules 13G filed by such shareholder with the Securities and Exchange Commission in February, 1995, in respect of Class A Common Shares, and February 1996, in respect of Class B Common

     Shares.

       BENEFICIAL OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES


                                        AMOUNT AND NATURE OF BENEFICIAL
                                              OWNERSHIP BY CLASS                                            PRO FORMA
                            -------------------------------------------------------                         AGGREGATE
                                                         CLASS B                                              VOTES
                            CLASS A                      COMMON                           AGGREGATE         ASSUMING
     NAME OF DIRECTOR       COMMON        PERCENT OF     SHARES          PERCENT OF         VOTES          CONVERSION
        OR NOMINEE          SHARES          CLASS        (1)(2)           CLASS(1)          /%(3)             /%(4)
- --------------------------- -------       ----------     -------         ----------     --------------    -------------
James H. Berick                600            (5)         8,410              (5)           1,441.0            9,010
                                                                                             /(5)             /(5)
Joseph A. Campanella           500            (5)         6,310              (5)           1,131.0            6,810
                                                                                             /(5)             /(5)
David J. Golden             864,337(6)(7)    39.6%       435,668(6)(7)      33.2%         907,903.8         1,300,005
                                                                                         /39.2%(6)(7)     /37.2%(6)(7)
Robert S. Reitman           863,651(8)       39.6%       443,295(8)         33.7%         907,980.5         1,306,946
                                                                                          /39.2%(8)         /37.4%(8)
Morton L. Reitman           47,564 (9)(10)     2.2$       34,646(10)         2.6%          51,028.6          82,210
                                                                                         /2.2%(9)(10)     /2.4%(9)(10)
Sylvia K. Reitman           863,651(6)(11)    39.6%      443,295(6)(11)     33.7%         907,980.5         1,306,946
                                                                                        /39.2%(6)(11)     /37.4%(6)(11)
Thomas S. Robertson              0              0%        6,110              (5)            611.0             6,110
                                                                                             /(5)             /(5)
James C. Spira               4,800            (5)        36,400              2.8%          8,440.0           41,200
                                                                                             /(5)             /1.2%
Steven W. Percy                  0              0%        2,955              (5)            295.5             2,955
                                                                                             /(5)             /(5)
Richard J. Sims              1,520            (5)        20,760              1.6%          3,596.0           22,280
                                                                                             /(5)             /(5)
Dennis H. Kelly                  0              0%        9,200              (5)            920.0             9,200
                                                                                             /(5)             /(5)
James L. Glenn                   0              0%        4,200              (5)            420.0             4,200
                                                                                             /(5)             /(5)
Executive Officers,         1,278,131        58.5%       758,634            57.8%        1,353,994.4        2,036,765
  Directors and                                                                             /58.5%           /58.2%
  Nominees as a Group (14
  persons)
All Shareholders other than 905,472          41.5%       554,951            42.2%         960,967.1         1,460,423
  Executive Officers,                                                                       /41.5%           /41.8%
  Directors and Nominees as
  a Group

- ---------------

 (1) Includes the following number of Class B Common Shares which are not owned, but can be purchased within 60 days upon the exercise of options granted under the Corporation's 1981 Performance Share Option Plan (the "1981 Plan") and 1989 Plan (and in the case of Mr. Spira under his employment agreement which was terminated and Mr. Sims, under his existing employment agreement): Robert S. Reitman -- 13,500; Morton L. Reitman -- 16,050; David
     J. Golden -- 3,500; James C. Spira -- 34,000; Richard J. Sims -- 20,000; Dennis H. Kelly -- 6,200; and all executive officers and Directors as a group -- 102,050.

 (2) Each Class A Common Share is convertible into one Class B Common Share. Class B Common Shares issuable upon such conversion are not included.


 (3) Aggregate Class A Common Share and Class B Common Share voting power, expressed as a number of votes and as a percentage of total available votes (based upon 2,183,603 Class A votes and 131,358.5 Class B votes, aggregating 2,314,961.5 votes), of the respective named Shareholders. The figures shown reflect one vote for each Class A Common Share and 1/10th of one vote for each Class B Common Share held by each such named Shareholder. The figures shown do not take into account that the Class A Common Shares and Class B Common Shares vote for separate classes of Directors and, therefore, are not aggregated for that purpose.



 (4) Pro forma voting power, expressed as a number of votes and as a percentage of total available votes (based upon an aggregate of 3,497,188 votes), of the respective named Shareholders, after giving effect to the proposed conversion of each Class B Common Share into one Class A Common Share, as described in the proposal commencing on page 19 of this proxy statement. The figures shown reflect one vote for each Common Share which would be held by each such named Shareholder subsequent to the proposed conversion.



 (5) Less than 1%.



 (6) Includes 383,662 Class A Common Shares or 191,831 Class B Common Shares, as applicable, in respect of which David J. Golden and Sylvia K. Reitman share voting and dispositive power as co-executors of the estate of Miriam G. Golden; and 133,529 Class A Common Shares or 66,764 Class B Common Shares, as applicable, in respect of which David J. Golden and Sylvia K. Reitman, acting in concert, share the right to direct the voting and disposition pursuant to the terms of the Louis B. Golden Insurance Trust u/a/d October 20, 1980.



 (7) Includes 7,700 Class A Common Shares and 3,850 Class B Common Shares, as applicable, held as trustee for the benefit of Mr. Golden's son.



 (8) Includes 268,906 Class A Common Shares and 134,453 Class B Common Shares, as applicable, owned by Sylvia K. Reitman, Mr. Reitman's wife, and the Class A Common Shares and Class B Common Shares, as applicable, described in note (6), above, as to all of which shares Mr. Reitman disclaims beneficial ownership.



 (9) Includes the 6,300 Class A Common Shares, which are not owned, but can be purchased within 60 days upon the exercise of options granted under the Corporation's 1981 Plan by Morton L. Reitman.



(10) Includes 1,820 Class A Common Shares or 910 Class B Common Shares, as applicable, held as custodian for the benefit of Morton L. Reitman's adult child. Also includes 1,200 Class A Common Shares or 600 Class B Common Shares, as applicable, owned by Mr. Reitman's wife, as to which shares Mr. Reitman disclaims beneficial ownership.



(11) Includes 77,554 Class A Common Shares or 50,247 Class B Common Shares, as applicable, owned by Robert S. Reitman, Mrs. Reitman's husband, as to all of which shares Mrs. Reitman disclaims beneficial ownership.

                 PROPOSAL: CONVERSION OF CLASS B COMMON SHARES
                 TO CLASS A COMMON SHARES, AND AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION TO ELIMINATE
               THE CLASS B COMMON SHARES, REDESIGNATE THE CLASS A COMMON SHARES AS "COMMON SHARES", AND PROVIDE THAT
           THE NUMBER OF AUTHORIZED COMMON SHARES SHALL BE 12,000,000

INTRODUCTION

     At its meeting held April 29, 1996, the Board of Directors of the Corporation approved, and determined to submit to the shareholders for their approval, (i) the conversion of Class B Common Shares to Class A Common Shares (the "Conversion") and (ii) an amendment (referred to in this Section of the proxy statement as the "Amendment") to Article Fourth of the Corporation's Amended Articles of Incorporation to (a) eliminate the Class B Common Shares,
(b) redesignate the Class A Common Shares as "Common Shares" (the "Common Shares"), and (c) provide that the number of authorized Common Shares shall be 12,000,000.


     Following shareholder approval of the Conversion and the Amendment and approval for listing of the additional Common Shares to be issued upon the Conversion on the American Stock Exchange, the Class B Common Shares outstanding on June ___ , 1996 shall be converted on June 28, 1996 to Class A Common Shares. Upon the Conversion, each Class B Common Share outstanding will be converted to one Class A Common Share (the "Converted Shares") and all Class A Common Shares (including the Converted Shares) will be redesignated as "Common Shares". The affirmative vote of holders of a majority of the outstanding Class A Common Shares and Class B Common Shares of the Corporation entitled to vote at the meeting, voting as separate classes, is required to adopt this proposal.


     The foregoing items as well as other matters in respect of the Conversion and the Amendment are discussed in greater detail below.

PURPOSE

     The Class B Common Shares were authorized in 1988 primarily to enable the Corporation to raise capital for acquisitions, expansion or general corporate purposes through the issuance of Class B Common Shares or debt securities convertible into such shares. Since the authorization of the Class B Common Shares, there has existed no need to utilize such shares for capital raising purposes and the Board of Directors presently does not anticipate such a need in the future. Accordingly, the Board of

Directors believes that it would be in the best interests of the Corporation to convert the outstanding Class B Common Shares into Class A Common Shares to simplify the Corporation's capital stock structure and potentially to increase the liquidity in the market for the holders of the Class A Common Shares and Class B Common Shares. After the Conversion of the Class B Common Shares and the redesignation of the Class A Common Shares, the Corporation's capital stock will consist only of two classes, Common Shares without par value and Serial Preferred Shares without par value. No Serial Preferred Shares are outstanding. The Amendment will effect the redesignation of the Class A Common Shares as "Common Shares" and provide that the number of authorized Common Shares shall be 12,000,000, the aggregate number of presently authorized Class A Common Shares and Class B Common Shares.

DESCRIPTION OF THE REDESIGNATED COMMON SHARES

     The express terms of the Common Shares shall be identical in all respects to the Class A Common Shares, other than in respect of the election of Directors and there will be no right to convert the Common Shares to shares of any other class, and are set forth in full in the Amendment, the text of which is attached hereto as Exhibit A. The following summary is qualified in its entirety by reference to Exhibit A.

     1. Voting. Subsequent to the Conversion, each Common Share will entitle the holder to one vote on all matters submitted to a vote of shareholders, including the election of Directors in each of the three existing classes. Presently, each Class A Common Share entitles the holder to one vote and each Class B Common Share entitles the holder to one-tenth of one vote. The Class A Common Shares and the Class B Common Shares presently are voted together as a single class, except that only the holders of Class A Common Shares are entitled to vote for Directors in Classes I and III and only the holders of Class B Common Shares are entitled to vote for Directors in Class II (the Class subject to election at this Annual Meeting). Notwithstanding the Conversion, the Directors in Class II elected at this Annual Meeting by the holders of Class B Common Shares will serve their designated term and until their respective successors are duly elected and qualified.

     Under Ohio law, the vote of holders of at least a majority of the outstanding Common Shares will be required for any amendment to the Articles which would change the express terms of such shares in any manner substantially prejudicial to the holders thereof.

     2. Dividends. The Board of Directors intends to pay dividends on the Common Shares, following shareholder approval of the Conversion, from funds legally availa-ble therefor. The Board of Directors anticipates that the aggregate amount of such dividends to the holders of Common Shares will increase over the combined aggregate dividends paid in recent quarters to the holders of Class A Common Shares and Class B Common Shares. However, the Board of Directors anticipates that initially such dividend will be $.07 per quarter, which is less than the dividend currently paid to holders of Class B Common Shares. The Corporation has paid the following cash dividends in the first fiscal quarter of 1997 and in its last two fiscal years ended February 29 and 28, respectively:

            CLASS A     CLASS B     CLASS A     CLASS B     CLASS A     CLASS B
QUARTER      1997        1997        1996        1996        1995        1995
            -------     -------     -------     -------     -------     -------
   1         $.050       $.090       $.045       $.085       $.045       $.085
   2            --          --       $.050       $.090       $.045       $.085
   3            --          --       $.050       $.090       $.045       $.085
   4            --          --       $.050       $.090       $.045       $.085


No assurance can be given as to the payment of any dividends in the future or the amounts thereof. The Corporation is not in arrears in dividends in respect of either Class A Common Shares or Class B Common Shares.


     3. Transferability. The Common Shares will be transferrable freely and will be listed for trading under the symbol "TNZ", on the American Stock Exchange, on which Exchange the Class A Common Shares and Class B Common Shares currently are listed. However, no assurance can be given as to the price at which the Common Shares will trade.


     4. Other. The Class A Common Shares and Class B Common Shares do not, and the Common Shares will not, carry any pre-emptive rights enabling a holder to subscribe or receive shares of the Corporation. The Board of Directors will continue to possess the power to issue authorized but unissued Common Shares without further shareholder action. The Shareholder's equity of each holder of Class A Common Shares and of Class B Common Shares will not be diluted or otherwise affected by reason of the Conversion.


DISSENTING SHAREHOLDERS


     Any holder of Class B Common Shares who does not vote any such shares in favor of this proposal is entitled to make written demand for the payment to such shareholder of the fair cash value of its Class B Common Shares not so voted. The written demand must be delivered by such shareholder to the Corporation not later than July 8, 1996 and must contain such shareholder's address, the number of Class B

Common Shares not voted in favor of this proposal, and the amount claimed by such shareholder as the fair cash value of such shares. In the event any such shareholder does not make the aforementioned written demand in accordance with this paragraph and in accordance with Section 1701.85 of the Ohio Revised Code, such shareholder's right to demand payment of the fair cash value of its Class B Common Shares not voted in favor of this proposal will terminate.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL CONCERNING THE CONVERSION OF CLASS B COMMON SHARES INTO CLASS A COMMON SHARES AND THE AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION TO ELIMINATE THE CLASS B COMMON SHARES, REDESIGNATE THE CLASS A COMMON SHARES AS "COMMON SHARES" AND PROVIDE THAT THE AUTHORIZED COMMON SHARES SHALL BE 12,000,000.

                             SELECTION OF AUDITORS

     The Board of Directors of the Corporation has recommended that KPMG Peat Marwick LLP be selected as independent auditors to examine the books, records and accounts of the Corporation and its subsidiaries for the fiscal year ending February 28, 1997. In accordance with past practice, the recommendation is being presented to holders of Class A Common Shares and Class B Common Shares for adoption or rejection at the Annual Meeting. KPMG Peat Marwick LLP were the independent auditors of the Corporation for the fiscal year ended February 29, 1996 and are considered by the Board of Directors to be well qualified. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and Directors, and persons who beneficially own more than 10% of the Corporation's Common Shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. James C. Spira reported the expiration of stock options in October 1995, subsequent to the due date for such reporting.

                                 OTHER MATTERS

     The Board of Directors knows of no matter to be presented for action at the Annual Meeting other than those described in this Proxy Statement. Should other matters come before the meeting, the Class A Common Shares and Class B Common Shares represented by proxies solicited hereby will be voted with respect thereto in accordance with the best judgment of the proxy holders.

                              GENERAL INFORMATION

CUMULATIVE VOTING

     If notice in writing is given by any holder of Class B Common Shares to the President, a Vice President or the Secretary of the Corporation, not less than forty-eight hours before the time fixed for the holding of the Annual Meeting, that such Shareholder desires that the voting with respect to the election of Directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary of the Meeting or by or on behalf of the Shareholder giving such notice, each holder of Class B Common Shares shall have the right to cumulate such voting power as he or she possesses at such election.

VOTING OF PROXIES

     Class A Common Shares and Class B Common Shares represented by properly executed Management proxies will be voted at the meeting, and if a holder of such shares has specified how the same are to be voted, they will be voted in accordance with such specification. It is intended that Class B Common Shares represented by proxies in which no specification has been made will be voted for the election of Directors and Class A Common Shares and Class B Common Shares represented by proxies in which no specification has been made will be voted for the proposal to convert the Class B Common Shares and amend the Amended Articles of Incorporation and for the selection of the independent auditors.

SHAREHOLDER PROPOSALS

     If a holder of Class A Common Shares or Class B Common Shares intends to present a proposal at the next Annual Meeting of Shareholders presently scheduled for June 16, 1997, it must be received by the Corporation for consideration for inclusion in the Corporation's Proxy Statement and form of proxy relating to that meeting on or before January 12, 1997.

REVOCATION OF PROXIES

     A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by the execution of a later proxy with regard to the same Class A Common Shares or Class B Common Shares, as the case may be, or by giving notice in writing or in open meeting.

SOLICITATION OF PROXIES

     The cost of soliciting the accompanying proxies will be borne by the Corporation. The Corporation does not expect to pay any compensation for the solicitation of proxies but may pay brokers, nominees, fiduciaries and custodians their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph, or by Directors, officers and regular employees of the Corporation.


                             FINANCIAL INFORMATION



     The following financial statements of the Corporation and the Independent Auditors' Report of KPMG Peat Marwick LLP are set forth on pages [18 through 27] of the Corporation's 1996 Annual Report to Shareholders and are incorporated herein by reference:



          Consolidated Balance Sheets at February 29, 1996 and February 28, 1995



          Consolidated Statements of Operations for the years ended February 29, 1996 and February 28, 1995 and 1994



          Consolidated Statements of Shareholders' Equity for the years ended February 29, 1996 and February 28, 1995 and 1994



          Consolidated Statements of Cash Flows for the years ended February 29, 1996 and February 28, 1995 and 1994.



          Notes to Consolidated Financial Statements for the years ended February 29, 1996 and February 28, 1995 and 1994.

     Management's Discussion and Analysis of Financial Condition and Results of Operations of the Corporation is set forth on pages 14 through 17 of the Corporation's 1996 Annual Report to Shareholders and is incorporated herein by reference.


                                             By order of the Board of Directors

                                                      JAMES H. BERICK

June  ___  , 1996                                        Secretary

                                   EXHIBIT A

              AMENDMENT AND RESTATEMENT OF ARTICLE "FOURTH" OF THE
                       AMENDED ARTICLES OF INCORPORATION

     FOURTH: The number of shares which the Corporation is authorized to have outstanding is 12,200,000 consisting of (i) 12,000,000 Common Shares without par value (collectively, the "Common Shares" and individually, a "Common Share") and
(ii) 200,000 Serial Preferred Shares without par value ("Serial Preferred Shares") .

     The shares of such classes shall have the following express terms:

                                   DIVISION A

                         EXPRESS TERMS OF COMMON SHARES

     The Common Shares shall be subject to the express terms of the Serial Preferred Shares and any series thereof. Each Common Share shall be equal to every other Common Share. Each holder of Common Shares shall be entitled to one vote for each Common Share so held upon all matters presented to Shareholders. The Common Shares will not carry any pre-emptive rights enabling a holder to subscribe or receive shares of the Corporation. The Board of Directors shall possess the power to issue authorized but unissued Common Shares without further shareholder action.

                                   DIVISION B

                    EXPRESS TERMS OF SERIAL PREFERRED SHARES

     Section 1. Serial Preferred Shares may be issued from time to time in one or more series. All Serial Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative.

     Subject to the provisions of Section 2 to 7, inclusive, of this Division B, which provisions shall apply to all Serial Preferred Shares, the Board of Directors hereby is authorized to cause Serial Preferred Shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:


          (a) The designation of the series, which may be by distinguishing number, letter or title.

          (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

          (c)  The annual dividend rate of the series.

          (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

          (e) The redemption rights and price or prices, if any, for shares of the series.

          (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

          (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          (h) Whether the shares of the series shall be convertible into Common Shares, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made.

          (i) Restrictions (in addition to those set forth in Section 6(b) of this Division) on the issuance of shares of the same series or of any other class or series .

     The Board of Directors is authorized to adopt from time to time amendments to the Amended Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (i) , inclusive, of this Section 1.


     Section 2. The holders of Serial Preferred Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Serial Preferred Shares, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors, dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division B and no more, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Serial Preferred Shares for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preferred Shares of all series then issued and outstanding and entitled to receive such dividend.

     Section 3. In no event so long as any Serial Preferred Shares shall be outstanding shall any dividends, except a dividend payable in Common Shares or other shares ranking junior to the Serial Preferred Shares be paid or declared or any distribution be made except as aforesaid on the Common Shares or any other shares ranking junior to the Serial Preferred Shares, nor shall any Common Shares or any other shares ranking junior to the Serial Preferred Shares be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Shares or other shares ranking junior to the Serial Preferred Shares received by the Corporation on or subsequent to the date on which the Serial Preferred Shares authorized herein are first issued):

          (a) Unless all accrued and unpaid dividends on Serial Preferred Shares, including the full dividends for the current dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

          (b) Unless there shall be no arrearages with respect to the redemption of Serial Preferred Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division B.

     Section 4.

          (a) Subject to the express terms of each series and to the provisions of Section 6(b) (iii) of this Division B, the Corporation may from time to time redeem all or any part of the Serial Preferred Shares of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division B, or (ii) in fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price, fixed in accordance with the provisions of Section 1 of this Division B, together in each case with an amount equal to all dividends accrued and unpaid thereon (whether or not such dividends shall have been earned or declared) to the redemption date.


          (b) Notice of every such redemption shall be mailed, postage prepaid to the holders of record of the Serial Preferred Shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the Serial Preferred Shares to be redeemed with any bank or trust company in Cleveland, Ohio or New York, New York, having capital and surplus of more than $5,000,000, named in such notice, and direct that such deposited amount be paid to the respective holders of the Serial Preferred Shares so to be redeemed, in amounts equal to the redemption price of all Serial Preferred Shares so to be redeemed, on surrender of the share certificate or certificates held by such holders. Upon the making of such deposit such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made such holders shall have no interest in or claim against the Corporation with respect to such shares except only to receive such money from such bank or trust company without interest or the right to exercise, before the redemption date, any unexpired privileges conversion. In case less than all of the outstanding Serial Preferred Shares are to be redeemed, the Corporation shall select pro rata or by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors. If the holders of Serial Preferred Shares which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

          (c) Any Serial Preferred Shares which are redeemed by the Corporation pursuant to the provisions of this Section 4 and any Serial Preferred Shares which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any Serial Preferred Shares which are converted in accordance with the express terms thereof shall be cancelled and not reissued. Any Serial Preferred Shares otherwise acquired by the Corporation shall resume the status of authorized and unissued Serial Preferred Shares without serial designation.

     Section 5.


          (a) The holders of Serial Preferred Shares of any series shall, in case of liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Serial Preferred Shares, the amounts fixed with respect to shares of such series in accordance with Section I of this Division B, plus an amount equal to all dividends accrued and unpaid thereon (whether or not such dividends shall have been earned or declared) to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Serial Preferred Shares and any shares ranking on a parity therewith of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding Serial Preferred Shares and any shares ranking on a parity therewith in proportion to the full preferential amount to which each such share is entitled.

          After payment to holders of Serial Preferred Shares of the full preferential amounts as aforesaid, holders of Serial Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

          (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section 5.

     Section 6.

          (a) The holders of Serial Preferred Shares shall be entitled to one vote for each share; and, except as otherwise provided herein or required by law, the holders of Serial Preferred Shares and the holders of Common Shares shall vote together as one class on all matters. No adjustment of the voting rights of holders of Serial Preferred Shares shall be made for an increase or decrease in the number of Common Shares authorized or issued or for share splits or combinations of the Common Shares or for share dividends on any class of shares payable solely in Common Shares.


          If, and so often as, the Corporation shall be in default in dividends in an amount equivalent to six full quarterly dividends on any series of Serial Preferred Shares at the time outstanding, whether or not earned or declared, the holders of Serial Preferred Shares of all series, voting separately as a class and in addition to all other rights to vote for Directors, shall be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; provided, however, that the holders of Serial Preferred Shares shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of Directors at which the holders of not less than 45% of the outstanding Serial Preferred Shares of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Shares of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Shares shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

          In the event of default entitling the holders of Serial Preferred Shares to elect two Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 15% of the Serial Preferred Shares of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within 90 days after the date of receipt of the foregoing written request from the holders of Serial Preferred Shares. At any meeting at which the holders of Serial Preferred Shares shall be entitled to elect Directors, the holders of 45% of the then outstanding Serial Preferred Shares of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Shares are entitled to elect as hereinabove provided.

          The two Directors who may be elected by the holders of Serial Preferred Shares pursuant to the foregoing provisions shall be in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to such provisions.


          (b) The affirmative vote of the holders of at least a majority of the Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Shares are concerned, such action may be effected with such vote) :

             (i) Any amendment, alteration or repeal of any of the provisions of the Amended Articles of Incorporation or of the Code of Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; provided, however, that, for the purpose of this clause (i) only, neither the amendment of the Amended Articles of Incorporation so as to authorize or create, or to increase the authorized or outstanding amount of, Serial Preferred Shares or of any shares of any class ranking on a parity with or junior to the Serial Preferred Shares, nor the amendment of the provisions of the Code of Regulations so as to increase the number of Directors of the Corporation, shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Serial Preferred Shares at the time outstanding, only the vote of the holders of at least a majority of the number of the shares at the time outstanding of the series so affected shall be required;

             (ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class, or any security convertible into shares of any class, ranking prior to the Serial Preferred Shares;

             (iii) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Serial Preferred Shares then outstanding except in accordance with a share purchase offer made to all holders of record of Serial Preferred Shares, unless all dividends upon all Serial Preferred Shares then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with;


             (iv) The consolidation of the Corporation with or its merger into any other corporation unless the corporation resulting from such consolidation or merger will have after such consolidation or merger no class of shares either authorized or outstanding ranking prior to or on a parity with the Serial Preferred Shares except the same number of shares ranking prior to or on a parity with the Serial Preferred Shares and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, and each holder of Serial Preferred Shares immediately preceding such consolidation or merger shall receive the same number of shares, with the same rights and preferences, of the resulting corporation; or

             (v) The authorization of any shares ranking on a parity with the Serial Preferred Shares or an increase in the authorized number of Serial Preferred Shares.

     Section 7.  For the purpose of this Division B:


          Whenever reference is made to shares "ranking prior to the Serial Preferred Shares" or "on a parity with the Serial Preferred Shares", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over, or rank on an equality with (as the case may be) the rights of the holders of Serial Preferred Shares; and whenever reference is made to shares "ranking junior to the Serial Preferred Shares", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of Serial Preferred Shares.

                               THE TRANZONIC COMPANIES

                             CLASS A COMMON SHARE PROXY

    P        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    R
    O    The undersigned holder of Class A Common Shares hereby appoints
    X    JAMES H. BERICK AND ROBERT S. REITMAN as Proxies, each with the
    Y full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Class A Common Shares of The Tranzonic Companies held of record by the undersigned on May 9, 1996, at the annual meeting of shareholders to be held on June 28, 1996, and at any adjournments thereof.

            Conversion of the Class B Common Shares to Class A Common      (change of address)
            Shares and Amendment of the Amended Articles of                ___________________________________
            Incorporation to (i) eliminate the Class B Common Shares,      ___________________________________
            (ii) rename the Class A Common Shares as Common Shares, and    ___________________________________
            (iii) provide that the number of authorized Common Shares      ___________________________________
            shall be 12,000,000.                                           (If you have written in the above
                                                                           space, please mark the
                                                                           corresponding box on the reverse
                                                                           side of this card.)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY.

                                                                SEE REVERSE
                                                                   SIDE

- --------------------------------------------------------------------------------
                                  DETACH CARD

        Dear Shareholder,

        Included in this year's proxy statement, is a proposal by the Corporation's Board of Directors to consolidate the Corporation's two classes of Common Shares. The recommendation has been made for the purpose of simplifying the Corporation's capital stock structure and potentially increasing the liquidity in the market for all Tranzonic shareholders.


        We urge you to read thoroughly the entire proxy statement, but call your particular attention to the information beginning on page 19 concerning the purpose of the consolidation proposal and its impact upon your dividends.


        As always, we appreciate your interest in and support of the Corporation.

        Robert S. Reitman
        Chairman, President and Chief Executive Officer

      /X/       PLEASE MARK YOUR                                           SHARES IN YOUR NAME
                VOTES AS IN THIS
                EXAMPLE.
                           FOR       AGAINST     ABSTAIN                               FOR       AGAINST     ABSTAIN

     1. To Convert         / /        / /         / /            2. To ratify the      / /       / /         / /
     the Class B                                                  selection of
     Common                                                       KPMG Peat
     Shares and                                                   Marwick LLP
     Amend the Amended Articles of Incorp-                        as independent
     oration (see reverse)                                        auditors.



                                                                               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
                                                                               THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED HOLDER
                                                                               OF CLASS A COMMON SHARES. IF NO DIRECTION IS MADE,
                                                                               THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                                  Change
                                                                   of        / /
                                                                  Address

                                                                  Attend    / /
                                                                  Meeting


SIGNATURE(S)  _____________________________________________________________   DATE _________________________

SIGNATURE(S)  _____________________________________________________________   DATE _________________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- ------------------------------------------------------------------------------------------------------------------------------------

                                  DETACH CARD

                               THE TRANZONIC COMPANIES

                             CLASS B COMMON SHARE PROXY

    P        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    R
    O    The undersigned holder of Class B Common Shares hereby appoints
    X    JAMES H. BERICK AND ROBERT S. REITMAN as Proxies, each with the
    Y full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Class B Common Shares of The Tranzonic Companies held of record by the undersigned on May 9, 1996, at the annual meeting of shareholders to be held on June 28, 1996, and at any adjournments thereof.

         1. Election of Directors.                                           (change of address)
            Joseph A. Campanella, Thomas S. Robertson                _____________________________________
            and Steven W. Percy                                      _____________________________________
                                                                     _____________________________________
         2. Conversion of the Class B Common Shares to Class A       _____________________________________
            Common Shares and Amendment of the Amended Articles       (If you have written in the
            of Incorporation to (i) eliminate the Class B Common      above space, please mark the
            Shares, (ii) rename the Class A Common Shares as          corresponding box on the
            Common Shares and (iii) provide that the number of        reverse side of this card.)
            authorized Common Shares shall be 12,000,000.


    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY.

                                                                SEE REVERSE
                                                                   SIDE

- --------------------------------------------------------------------------------
                                  DETACH CARD

        Dear Shareholder,

        Included in this year's proxy statement, is a proposal by the Corporation's Board of Directors to consolidate the Corporation's two classes of Common Shares. The recommendation has been made for the purpose of simplifying the Corporation's capital stock structure and potentially increasing the liquidity in the market for all Tranzonic shareholders.


        We urge you to read thoroughly the entire proxy statement, but call your particular attention to the information beginning on page 19 concerning the purpose of the consolidation proposal, its impact upon your dividends, and the information on pages 20 and 21 under the caption "Dissenting Shareholders" concerning your rights should the proposal be approved contrary to your wishes.



        You also have a right of cumulative voting in respect of election of Directors as set forth on page 23 of the proxy statement under the caption "Cumulative Voting."


        As always, we appreciate your interest in and support of the Corporation.

        Robert S. Reitman
        Chairman, President and Chief Executive Officer

      /X/       PLEASE MARK YOUR                                          SHARES IN YOUR NAME
                VOTES AS IN THIS
                EXAMPLE.

                           FOR               WITHHELD                                FOR       AGAINST     ABSTAIN
     1. Election of        / /                 / /            2. To Convert the      / /         / /         / /
        Directors                                                Class B Common
        (see reverse)                                            Shares and Amend
                                                                 the Amended
     For, except vote withheld from the following nominee(s):    Articles of
     _______________________________________________________     Incorporation
                                                                 (see reverse)
                                      FOR       AGAINST     ABSTAIN
     3. To ratify the                 / /        / /         / /
        selection of
        KPMG Peat
        Marwick LLP
        as independent auditors.

                                                                               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
                                                                               THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED HOLDER
                                                                               OF CLASS B COMMON SHARES. IF NO DIRECTION IS MADE,
                                                                               THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
                                                   Change
                                                     of        / /
                                                   Address

                                                   Attend      / /
                                                   Meeting


SIGNATURE(S)  _____________________________________________________________   DATE _________________________________

SIGNATURE(S)  _____________________________________________________________   DATE _________________________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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